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                                                                  Exhibit 3.2(a)
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                                 ARTICLE XIV/1/




                              AMENDMENT OF BYLAWS

     The Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the approval of the Board of Directors.

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     /1/    The amendment to this Article XIV of the Bylaws was approved by shareholder vote on January 27, 1998.